UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                   ----------

Date of Report (Date of earliest event reported): February 28, 2007

                         Protalix BioTherapeutics, Inc.
             (Exact name of registrant as specified in its charter)

     Florida                       000-27836                     65-0643773
----------------                  ------------               -------------------
 (State or other                  (Commission                   (IRS Employer
 jurisdiction of                  File Number)               Identification No.)
  incorporation)

                                 2 Snunit Street
                                  Science Park
                                     POB 455
                              Carmiel, Israel 21000
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               (Address of principal executive offices) (Zip Code)

              1428 Brickell Avenue, Suite 105, Miami, Florida 33131

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Registrant's telephone number, including area code: +972-4-988-9488

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 28, 2007, the board of directors of Protalix BioTherapeutics, Inc. (the "Company") resolved to amend the Stock Option Award Agreements, dated December 31, 2006, entered into by and between the Company and each of Phillip Frost, M.D., Jane Hsiao, Ph.D., and Steven Rubin (the "Option Agreements") and on March 1, 2007, the Option Agreements were amended. The purpose of the amendments is to revise the vesting schedules of the options provided for in such Agreements.

According to the options, as amended, the first 40% of the options granted under each Option Agreement shall vest on March 1, 2008; the remainder of such options will vest in four increments of 15% each on each of the following dates: June 30, 2008, December 31, 2008, June 30, 2009, and September 30, 2009. No other changes were made to the Option Agreements. Dr. Frost and Dr. Hsiao are members of the Company's board of directors. Mr. Rubin performs certain legal, corporate and other consulting services for the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Protalix Ltd. ("Protalix"), a wholly-owned subsidiary of the Company entered into an employment agreement with Mr. Iftah Katz effective as of February 28, 2007 (the "Employment Agreement"), pursuant to which Mr. Katz will serve as Vice President of Operations of Protalix. The Employment Agreement is terminable by either Protalix or Mr. Katz upon 60 days' notice, and without notice in the first month of his employment. No notice is required for a termination by Protalix for cause.

During the last five years, Mr. Katz, aged 43, has served as the Vice President, Pharmaceutical Technologies of Taro Pharmaceutical Industries Ltd., and, most recently, as its Vice President, Operational Excellence and Technology.

Mr. Katz's monthly salary during his employment under the Employment Agreement will be NIS 45,000 (approximately $10, 672, based on the exchange rate as of March 1, 2007), which may be adjusted from time to time in accordance with the cost of living index as may be required by Israeli law. Pursuant to the Employment Agreement, Mr. Katz is entitled to a bonus upon achievement of a significant milestone by Protalix at Protalix's discretion. In addition, subject to the approval of the Company's Compensation Committee or the Board of Directors, Mr. Katz is entitled to an option to purchase 204,351 shares of the Company's common stock, par value $0.001 per share at a purchase price to be determined by the Company's Compensation Committee or the Board of Directors. The option shall vest over a period of four years as follows: one fourth of the options will vest upon the lapse of one year from the date of grant of the option and, thereafter, the remainder shall vest on a quarterly basis in 12 equal installments.

Item 8.01. Other Events

On March 1, 2007, the Company issued a press release announcing that it had changed its name to Protalix BioTherapeutics, Inc. and that, as of the open of business on March 1, 2007, the Company's ticker symbol on the OTC Bulletin Board would be PXTB.


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

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

99.1  Press release dated March 1, 2007

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  PROTALIX BIOTHERAPEUTICS, INC.

                                                  (Registrant)

Date: March 1, 2007                               By: /s/ David Aviezer
                                                      ----------------------
                                                  Name: David Aviezer, Ph.D.
                                                  Title: President and
                                                  Chief Executive Officer


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